UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2010

Semtech Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-6395	95-2119684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road

Camarillo, California 93012-8790

(Address of principal executive offices and Zip Code)

(805) 498-2111

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At a meeting on March 29, 2010, the Compensation Committee of the Board of Directors of Semtech Corporation (the “Company”) approved a grant of 200,000 restricted stock units to Mohan Maheswaran, the Company’s Chief Executive Officer, pursuant to the Semtech Corporation 2008 Long-Term Equity Incentive Plan (the “Plan”). Pursuant to the Restricted Stock Award Agreement entered into by and between the Company and Mr. Maheswaran (the “Award Agreement”), the restricted stock units vest 25% on the date of grant and 25% on each of the first three anniversaries of March 29, 2010, subject to Mr. Maheswaran’s continued employment. The Company common stock underlying the restricted stock units will be delivered to Mr. Maheswaran on the three-year anniversary of each applicable vesting date.

To the extent not then already vested, 100% of the restricted stock unit award will become fully vested if the Company terminates Mr. Maheswaran’s employment other than for death, disability, or Cause (as defined in the restricted stock unit award agreement) or if Mr. Maheswaran resigns within one year following a Constructive Termination event (as defined in the restricted stock unit award agreement).

The foregoing description of the restricted stock unit award is qualified in its entirety by reference to the Award Agreement and the Plan.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Exhibit Description

10.1	Restricted Stock Award Agreement dated March 29, 2010 with respect to time-based restricted stock award to Mohan Maheswaran pursuant to the Semtech Corporation 2008 Long-Term Equity Incentive Plan (such plan was filed as Exhibit 10.40 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 27, 2008)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMTECH CORPORATION

By:	/S/ EMEKA CHUKWU
Emeka Chukwu
Chief Financial Officer
Date: March 31, 2010

Exhibit Index

Exhibit No.	Description

10.1	M. Maheswaran Restricted Stock Unit Award dated March 29, 2010

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